Freight Technologies, Inc.

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF BRITISH VIRGIN ISLANDS

PAR VALUE $0.011
ORDINARY SHARES

CUSIP NO. G51413105

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.011 EACH OF

FREIGHT TECHNOLOGIES, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Javi Selgas
JAVIER SELGAS
Chief Executive Officer

Paul Freudenthaler
PAUL FREUDENTHALER
Chief Financial Officer


Corporate
Seal

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112

<u>All certificates to be transferred must be enclosed with this stock power</u>

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc. No other form of signature guarantee is acceptable.

STOCK POWER

For value received, I/we hereby sell, assign and transfer unto

____.

(Print or Type Name)

____.

(Address of Transferee)

SS# or Tax ID ____________________.

____________________ Certificate shares of the____.

(Name of Company)

Represented by certificate number(s) __________________.

The undersigned does (do) hereby irrevocably constitute and appoint **TranShare Corporation** to transfer the said stock on the books of said company with full power of substitution in the premises.

(Must check one) Note: ***<u>If any cost basis information below is not completed the issuer will be notified and given two weeks to provide the data. If the data is not provided at the end of the two weeks, the request will not be processed and will be rejected back to the issuer.</u>***

Original Cost _______________ **Original Issuance/Purchase Date**_____________

Current Cost for this transaction________________

Gift____ **Purchase/Sell**____ **(Includes both Private and Public Purchases) Compensation** _____ **(Includes payment for services)**

Date ___________________________

____

(Signature of Registered Holder completing the stock power)

____

(Print Name of Registered Holder)

____

(Signature of Joint Registered Holder completing the stock power)

____

(Print Name of Joint Registered Holder)

(Affix <u>Medallion</u> Signature Guarantee imprint in space to the right)

TRANSHARE CORPORATION
TranShare
2017
AUTHENTIC